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                                                                     EXHIBIT 8.1

                       [Letterhead of Covington & Burling]


                                 April 18, 2001



Calpine Corporation
50 West San Fernando Street
San Jose, CA 95113

Ladies and Gentlemen:

         We have acted as your United States tax counsel in connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to the Registration Statement on Form S-3 (File No. 333-56712) (the "Registration Statement") filed with the Securities and Exchange Commission, of 16,603,633 shares of Common Stock, par value $.001 per share (the "Common Stock"), of the Company, issuable upon exchange of Exchangeable Shares, without par value (the "Exchangeable Shares") of Calpine Canada Holdings Ltd.

         We have relied upon certain representations made by you in connection with the Registration Statement. We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.

         Based upon and subject to the foregoing, the statements in the Registration Statement under the caption "Certain United States Federal Income Tax Considerations" represents our opinion of the United States federal income tax law matters referred to therein and such statements are (subject to the qualifications and other matters stated therein) accurate with respect to the Common Stock in all material respects.

         The foregoing opinion is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, Internal Revenue Service

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rulings and pronouncements, and judicial decisions now in effect, any of which may be changed at any time with retroactive effect.

         We are members of the bar of the State of New York. We do not express any opinion on any matters other than the United States federal income tax law matters specifically referred to herein.

         We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                      Very truly yours,

                                      /s/ COVINGTON & BURLING